Exhibit 10.3

SIXTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SIXTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Amendment”) is entered into by and between Rockies Standard Oil Company, LLC, a Delaware limited liability company (“RSOC”), and Rolling Rock Resources, LLC, a Nevada limited liability company (“ROLLING”) and effective as of March 1, 2017. RSOC and ROLLING may be referred to herein, each individually, as a “Party” and, collectively, as the “Parties.”

WHEREAS, the Parties are party to that certain Purchase and Sale Agreement by and between ROLLING and RSOC dated effective March 1, 2017 (the “PSA”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the PSA.

WHEREAS, the Parties entered into that certain First Amendment to Purchase and Sale Agreement dated effective as of March 1, 2017 (“First Amendment”) for the purpose of modifying Section 2.1, Section 4.6 and Section 6.6 of the PSA;

WHEREAS, the Parties entered into that certain Second Amendment to Purchase and Sale Agreement dated effective as of March 1, 2017 (“Second Amendment”) for the purpose of modifying Section 2.1, Section 3.1, Section 3.2, Section 3.4, and Section 3.5 of the PSA;

WHEREAS, the Parties entered into that certain Third Amendment to Purchase and Sale Agreement dated effective as of March 1, 2017 (“Third Amendment”) for the purpose of modifying Section 2.1, Section 3.1.4, and Section 3.5 of the PSA; and

WHEREAS, the Parties entered into that certain Fourth Amendment to Purchase and Sale Agreement dated effective as of March 1, 2017 (“Fourth Amendment”) for the purpose of modifying Section 2.1, Section 3.1, and Section 3.2.2 of the PSA; and

WHEREAS, the Parties entered into that certain Fifth Amendment to Purchase and Sale Agreement dated effective as of March 1, 2017 (“Fifth Amendment”) for the purpose of modifying Section 2.1, Section 3.1, Section 3.4.4, Section 3.4.5, Section 4.4, Section 4.5(c), Section 7.5, Section 5.1, Section 5.2, and Section 14.1 of the PSA (the PSA as modified by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, and Fifth Amendment may hereinafter be referred to as the “Agreement”); and

WHEREAS, as permitted by and in accordance with Section 14.8 of the PSA the Parties desire to amend and modify the Agreement as set forth below.

NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, and promises contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, RSOC and ROLLING do hereby contract, stipulate, consent, and agree as follows:

1.	The definition of “Payment Deadline” is amended to read as follows:

“Payment Deadline” shall be August 1, 2020.

RSOC-ROLLING PSA 6th Amend.

2.	Section 3.1 of the Agreement are hereby amended to read as follows:

3.1 Cash Consideration. ROLLING shall pay to RSOC the sum of Five Million Four Hundred Thousand Dollars ($5,400,000.00 USD) (the “Cash Consideration”) in immediately available funds by wire transfer to the banking account designated, in writing, by RSOC. The Cash Consideration is to be paid by ROLLING to RSOC on the following schedule:

3.1.1	As a non-refundable deposit, ROLLING shall pay One Hundred Thousand Dollars ($100,000.00) within five (5) Business Days of Closing (the “Initial Payment”);
3.1.2	ROLLING shall pay an additional Three Hundred Thousand Dollars ($300,000.00) as the “Workover Funds” on or before August 1, 2020; which Workover Funds are separate from and in addition to the Cash Consideration;
3.1.3	ROLLING shall pay the balance of the Cash Consideration (i.e. $5,300,000.00 — calculated as $5,400,000 less the Initial Payment of $100,000 by delivering to RSOC an amount equal to twelve-and-one-half percent (12.5%) of the Raised Funds to RSOC within 10 days of each and every receipt by either ROLLING; Black Dragon Energy, LLC; or Fortem of any and all Raised Funds until the Cash Consideration is paid in full;
3.1.4	Once the Cash Consideration has been paid in full pursuant to Section 3.1.3 above, if the Workover Fund have not already been paid in full, thereafter ROLLING shall pay the balance of the Workover Funds by delivering to RSOC an amount equal to twelve-and-one-half percent (12.5%) of the Raised Funds to RSOC within 10 days of each and every receipt by either ROLLING; Black Dragon Energy, LLC; or Fortem of any and all Raised Funds until the Workover Funds are also paid in full—this Section 3.1.4 shall not operate to relieve ROLLING of its obligation to pay the Workover Funds on or before August 1, 2020, but shall only operate to accelerate their payment; and
3.1.5	Notwithstanding anything to the contrary in this Agreement, the full amount of the Cash Consideration is to be paid by ROLLING on or before Payment Deadline, regardless of the amount and/or sufficiency of Raised Funds.

3.	The “Obligation Deadline” as set forth in Section 4.4 of the Agreement is hereby changed from May 31, 2020 to “August 1, 2020, or earlier as may be required to meet drilling obligations under the respective Unit Agreements”.

4.	The deadline for Bond Replacement set forth in Section 7.5 of the Agreement is hereby changed from July 1, 2019 to August 1, 2020.

5.	ROLLING’s obligation to make 60 Day Payments as set forth in Section 3.4.2 of the Agreement are suspended for the period from October 1, 2019 to August 1, 2020, with the next 60 Day Payment to be due on August 1, 2020, and subsequent 60 Day Payments to be due every 60 days thereafter pursuant to the Agreement.

RSOC-ROLLING PSA 6th Amend.

6.	No Other Amendments. All other terms of the Agreement not amended hereby remain in full force and effect as originally set forth.

7.	This Amendment may be executed by facsimile or other means of electronic communication capable of producing a printed copy and by counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

8.	TIME IS OF THE ESSENCE UNDER THIS AMENDMENT. Thus, all time limits shall be strictly construed and enforced. The failure or delay of any Party in enforcing the rights and obligations detailed in the Agreement or this Amendment shall not constitute a waiver, nor shall such failure be the basis for estoppel. Such Party may exercise its rights under this Agreement and/or Amendment despite any delay or failure to enforce the rights when the right or obligation arose.

9.	This Amendment has been duly executed on behalf of the parties hereto effective as of the date first written above, provided that, if ROLLING fails to timely (i) deliver Workover Funds pursuant to Section 3.1.2; or (ii) make bond replacement deliveries pursuant to Section 7.5; or if Fortem fails to timely ratify this Amendment and agree to be bound hereby, then in any such event this Amendment shall, immediately and without notice by or to either Party, be rendered void and of no effect and the Agreement shall remain unaltered hereby.

IN WITNESS WHEREOF, this Sixth Amendment is executed, agreed to, and accepted by the Parties as of the 22nd day of May, 2020.

RSOC:
ROCKIES STANDARD OIL COMPANY, LLC
By:	Petro Fuego, LLC, as manager of Rockies Standard Oil Company, LLC

By:	/s/ Daniel Gunnell
Name:	Daniel Gunnell
Title:	Manager of Petro Fuego, LLC

ROLLING:
Rolling Rock Resources, LLC

By:	/s/ Michael Caetano
Name:	Michael Caetano
Title:	Manager

Page 3 of 3
RSOC-ROLLING PSA 6th Amend.